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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form S-1 of our report dated June 27, 2006, except for the loss per share discussed in Note 1, as to which the date is December 8, 2006, and except for Note 3, as to which the date is February 20, 2007, and except for the effects of the restatement discussed in Note 1, as to which the date is April 11, 2007, and our report dated June 21, 2005, except for the loss per share discussed in Note 1, as to which the date is December 8, 2006, and except for Note 3, as to which the date is February 20, 2007, relating to the financial statements of Marquee Holdings Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri May 2, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM